UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +44 207 400-3347

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2019, Myovant Sciences Ltd. (“Myovant”) and Sumitomo Dainippon Pharma Co., Ltd. (“DSP”) entered into a letter agreement (the “Letter Agreement”) pursuant to which Myovant and DSP agreed to take certain actions in connection with the transactions described in the publicly announced Memorandum of Understanding entered into by Roivant Sciences Ltd. (“Roivant”) and DSP, which matters have been agreed to in a Transaction Agreement dated October 31, 2019 between DSP, Roivant and other parties (the “DSP-Roivant Agreement”).  Upon the closing under the DSP-Roivant Agreement (the “Closing”), DSP, or an entity that will become a subsidiary of DSP (DSP or such entity, the “Acquiring Entity”), will acquire Roivant’s ownership interest in Myovant and become a significant shareholder of Myovant (the “Transactions”). Myovant understands that Roivant has committed in the DSP-Roivant Agreement that, at or prior to the closing, Roivant will ensure that the Acquiring Entity will obtain not less than a majority of the outstanding shares of Myovant by purchasing additional Myovant shares at prices not below market trading prices and delivering such shares, or voting rights with respect thereto, to the Acquiring Entity.

The terms of the Letter Agreement provide, among other things:

1.          The Myovant Board of Directors has approved the Transactions and, subject to and at or prior to the Closing, the appointment of the Acquiring Entity’s director designees to the Myovant Board as described below.

2.          At or promptly following the Closing, Myovant and DSP will enter into a secured low-interest Loan Agreement under which DSP will commit to provide Myovant a five-year term loan facility of US$350 million with a total interest rate in the single digits subject to further transfer pricing analysis and otherwise on mutually agreed terms (the “Loan Agreement”).

3.          The Myovant Board will (i) replace the three currently serving Roivant-selected directors with three DSP-selected directors who will be appointed to the Myovant Board, (ii) appoint two DSP-selected directors to the Nominating and Corporate Governance Committee to replace two currently serving members, and (iii) appoint one DSP-selected director to the Compensation Committee to replace one currently serving member.

4.          At or prior to the Closing, the Myovant Bye-Laws will be amended to (i) remove the requirement that each of the Nominating and Corporate Governance Committee and the Compensation Committee be made up solely of Independent Directors (as defined below), provided that the Audit Committee shall continue to be made up solely of Independent Directors; and (ii) provide that the Board delegates to the Nominating and Corporate Governance Committee the right to fix the size of the Board and fill vacancies on the Board, other than three Independent Directors and their direct or indirect successors.

5.          At the Closing, Myovant and the Acquiring Entity will enter into an Investor Rights Agreement that contains, among others, the following provisions:

(a)          At all times that DSP and its affiliates (including the Acquiring Entity) hold 50% or more of the outstanding shares of Myovant (the “Ownership Threshold”):

(i)          (A) the Myovant Board will include a minimum of three directors who each meet the definition of “independent director” as is required by New York Stock Exchange rules and who are independent of DSP and the Acquiring Entity (“Independent Directors”) and at least one of whom is a financial expert, and (B) DSP has agreed that, provided that the existing Independent Directors serving on the Myovant Board continue to satisfy the requirements to serve as an independent director, the term of the current independent directors serving on the Myovant Board will continue;

(ii)         the Audit Committee of the Myovant Board shall comprise the Independent Directors; the Nominating and Corporate Governance Committee shall comprise two DSP-selected directors and one Independent Director; and the Compensation Committee shall comprise two Independent Directors and one DSP-selected director;

 (iii)      the Bye-Law pursuant to which the Board delegates its right to the Nominating and Corporate Governance Committee will not be revised without prior written consent by DSP; and

(iv)        DSP will vote its shares in connection with each election of Independent Directors in the same proportion as the shares held by shareholders other than DSP and its subsidiaries and will not, with respect to the election of Independent Directors, engage in any solicitation of proxies.

(b)          Until such time as DSP or its subsidiaries hold less than 35% of the outstanding shares of Myovant and its subsidiaries, Myovant will not be permitted to take or commit to taking the following actions without prior approval of the Independent Directors:

(i)          participation in specified “related-party transactions” between Myovant and DSP or any affiliate of DSP including use of DSPs commercial infrastructure (other than pursuant to the Loan Agreement in accordance with its terms);

(ii)         any amendment of Myovant’s Certificate of Incorporation, Memorandum of Association, Committee Charters or Bye-Laws that would remove the Independent Directors, cause the appointment of any member of the Audit Committee who is not an Independent Director or change the right of the Independent Directors to approve the “related-party transactions”; or

(iii)       making any modification of or causing Myovant to waive any rights under the Loan Agreement or the Investor Rights Agreement to expand DSP’s or the Acquiring Entity’s, as the case may be, rights thereunder.

6.          A standstill provision, which provides that until such time as DSP or its subsidiaries hold less than 35% of the outstanding shares of Myovant, any transaction proposed by DSP or its controlled affiliates that would cause DSP or its subsidiaries to hold beneficial ownership of greater than 60% of the outstanding voting power of Myovant must be either:

(a)          (i)         made on a confidential basis to the Independent Directors; provided that after the three-year anniversary of the Closing, this requirement will only require a period of confidential discussions with the Independent Directors prior to making a public announcement thereof and shall except disclosures that are required by law;

(ii)        until the three-year anniversary of the Closing, subject to approval by a majority of the Independent Directors; and

(iii)       subject to a non-waivable condition requiring approval or acceptance by the holders of a majority of the Myovant shares voting and that are not beneficially owned by DSP or its affiliates;

or

(b)          effected under the circumstances set forth in a specified section of Myovant’s Bye-Laws having to do with third-party acquisition proposals.

7.          Myovant has agreed, until the Closing, to reasonably assist and reasonably cooperate with Roivant in complying with the interim operating covenants contained in the DSP-Roivant Agreement that relate to Myovant, in which Roivant has agreed, among other things, to cause Myovant to (a) afford to DSP reasonable access to its offices, properties, employees and business and financial records, (b) furnish to DSP such additional information concerning its assets, properties, operations and businesses as DSP may reasonably request, and (c) conduct its business in the ordinary course, including refraining from taking a list of actions without DSP’s consent, including (subject to certain limitations) but not limited to incurrence of additional indebtedness, issuance of equity securities, granting of liens, and sales of assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date: October 31, 2019	By:	/s/ Matthew Lang
Name: Matthew Lang
Title: General Counsel and Corporate Secretary